                                                                    EXHIBIT 10.1



                                      LEASE

                                     between

                      STATE OF WISCONSIN INVESTMENT BOARD,
                 AN INDEPENDENT AGENCY OF THE STATE OF WISCONSIN

                                    (Lessor)

                                       and

                           UNITED MERCHANDISING CORP.,
                            a California corporation

                                    (Lessee)

Dated as of March 5, 1996

Demised Premises: 7351 McGuire Avenue, Fontana, CA

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                                TABLE OF CONTENTS

ARTICLE 1.- PREMISES ....................................................   1
          1.1. Demised Premises .........................................   1
          1.2. Title and Condition of the Demised Premises ..............   1
          1.3. Quiet Enjoyment ..........................................   2

ARTICLE 2.- TERM ........................................................   2
          2.1. Primary Term .............................................   2
          2.2. Option to Extend .........................................   2

ARTICLE 3.- RENTAL ......................................................   2
          3.1. Rental For Primary Term and Option Terms .................   2
          3.2. Consumer Price Index .....................................   4
          3.3. Additional Rental ........................................   5
          3.4. Place of Payment .........................................   5
          3.5. No Counterclaim, Abatement, etc ..........................   5

ARTICLE 4.- USE .........................................................   6
          4.1. Permitted Use ............................................   6
          4.2. Forbidden Uses ...........................................   6
          4.3. No Covenant To Operate or Occupy .........................   6
          4.4. Laws and Regulations .....................................   6

ARTICLE 5.- TAXES AND UTILITIES .........................................   8
          5.1. Taxes ....................................................   8
          5.2. Income Taxes .............................................   9
          5.3. Utilities ................................................   9

ARTICLE 6.- MAINTENANCE AND ALTERATIONS .................................   9
          6.1. Maintenance and Repair ...................................   9
          6.2. Alterations and Additions ................................   9
          6.3. Machinery and Fixtures ...................................  10

ARTICLE 7.- DAMAGE OR DESTRUCTION .......................................  10
          7.1. Notice to Lessor .........................................  10
          7.2. Damage or Destruction ....................................  11
          7.3. No Termination ...........................................  11
          7.4. Damage or Destruction During the Last Year of the Term ...  11
          7.5. Rebuilding of Premises ...................................  12
          7.6. Destruction During Option Terms ..........................  12

ARTICLE 8. - CONDEMNATION ...............................................  12
          8.1. Condemnation Award .......................................  12
          8.2. Total or Substantial Taking ..............................  13
          8.3. Partial Taking ...........................................  13
          8.4. Condemnation During Option Terms .........................  13
          8.5. Taking Defined ...........................................  13

ARTICLE 9. - INSURANCE ..................................................  14
          9.1. Nature of Insurance ......................................  14
          9.2. Adjustment of Claims .....................................  16
          9.3. Endorsement in Favor of Lender ...........................  16

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
         9.4.   Certificates of Insurance ..............................  16

ARTICLE 10. - INDEMNIFICATION ..........................................  17

ARTICLE 11. - LIENS ....................................................  17

ARTICLE 12. - ADVANCES BY LESSOR: PERMITTED CONTESTS ...................  18
         12.1.  Advances ...............................................  18
         12.2.  Permitted Contests .....................................  18

ARTICLE 13. - CONDITIONAL LIMITATIONS; EVENTS OF DEFAULT AND REMEDIES...  18
         13.1.  Default ................................................  18
         13.2.  Lessor's Option to Terminate ...........................  19
         13.3.  Recovery of Damage; Termination of Lease ...............  20
         13.4.  Expenses of Lessor; Continuation of Lease ..............  20
         13.5.  Additional Rights of Lessor ............................  21
         13.6.  Attorneys' Fees and Other Expenses .....................  21

ARTICLE 14. - ASSIGNMENT AND SUBLETTING ................................  22

ARTICLE 15. - MISCELLANEOUS PROVISIONS .................................  23
         15.1.  Subordination ..........................................  23
         15.2.  No Merger ..............................................  24
         15.3.  Surrender ..............................................  24
         15.4.  Binding Effect .........................................  25
         15.5.  Headings ...............................................  25
         15.6.  Successors and Assigns .................................  25
         15.7.  Notices ................................................  25
         15.8.  Local Law to Apply .....................................  26
         15.9.  Time is of the Essence .................................  26
         15.10. No Waiver ..............................................  26
         15.11. Liability of Lessor and Release ........................  26
         15.12. Financial Statements ...................................  26
         15.13. Late Charge ............................................  27
         15.14. Lessor's Right To Perform and Right to Enter ...........  27
         15.15. Lessee's Quitclaim .....................................  27
         15.16. Invalidity .............................................  27
         15.17. Hold Over ..............................................  27

Exhibit  A - Legal Description of Demised Premises
Exhibit  B - Plot Plan of Demised Premises
Exhibit  C - Subordination Agreement
Exhibit  D - Lessee's Lender's Estoppel and Waiver Letter

                                       ii

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Big 5, Fontana, CA
2-12-96 (8)

                                     LEASE

THIS LEASE is made as of this _________ day of _______________, 1996, by and between STATE OF WISCONSIN INVESTMENT BOARD, AN INDEPENDENT AGENCY OF THE STATE OF WISCONSIN (hereinafter called "Lessor"), and UNITED MERCHANDISING CORP., a California corporation (hereinafter called "Lessee").

                              ARTICLE 1. - PREMISES

      1.1. DEMISED PREMISES. For and in consideration of the rental hereinafter reserved, and the mutual covenants, agreements and conditions hereinafter contained, Lessor does hereby lease to Lessee and Lessee does hereby rent from Lessor that certain real property commonly known as 7351 McGuire Avenue, City of Fontana, County of San Bernardino, State of California, more particularly described in Exhibit A attached hereto and made a part hereof; together with all easements, rights and appurtenances in connection therewith; together with the buildings and improvements now erected or hereafter to be erected upon the above described real property, including, without limitation, any fixtures and equipment which are an integral part of the buildings and improvements for purposes of their use and operation as an office, warehouse or distribution facility or which cannot be removed without material damage to such buildings and improvements (which, by way of example, shall include all HVAC and mechanical systems, conveyor systems, loading docks, load leveler systems, carpeting and wall coverings). The real property owned by Lessor and leased hereunder does not include, and Lessee shall retain ownership and the right to remove, those items of personal property and trade fixtures that are attached to or used in the buildings and improvements solely for the purpose of Lessee conducting its business therein and which can be removed without material damage to the buildings and improvements (including, without limitation Lessee's satellite communication equipment, music and intercom systems, security systems, and racking systems). Said real property and the building and improvements thereon may hereinafter be called "the Premises" or "the Demised Premises". Said real property exclusive of the building and improvements may hereinafter be called "the Land". For the convenience of the parties hereto a plot plan is attached hereto as Exhibit B on which the Demised Premises is outlined in black.

      1.2. TITLE AND CONDITION OF THE DEMISED PREMISES. Lessee represents that the Demised Premises and the title thereto have been examined and approved by Lessee and for all purposes of this Lease, Lessee hereby accepts the Demised Premises in its present condition. Lessee further represents that the Demised Premises was constructed for the benefit of Lessee and that Lessee has occupied the Premises since February, 1990. To Lessee's actual knowledge, as of the date of execution of this Lease, the Demised Premises is in good condition and repair and is in compliance with laws.

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      1.3.  QUIET ENJOYMENT. So long as Lessee shall not be in default under the terms of this Lease, Lessee shall quietly have and enjoy the Demised Premises during the term of this Lease.

                                ARTICLE 2.- TERM

      2.1. PRIMARY TERM. The primary term (herein called the "Primary Term") shall commence on the date hereof (the "Commencement Date") and shall end at midnight on ______________________, unless terminated sooner pursuant to the terms hereof.

      2.2. OPTION TO EXTEND. Subject to the provisions of this Section 2.2, Lessee shall have three (3) consecutive options to extend the term of this Lease for five (5) years each. (Such additional terms may hereinafter be called "Option Terms".) Such options shall be personal to United Merchandising Corp., or its Affiliate, as that term is defined in Section 14.2 hereof, and may not be exercised by an assignee or sublessee under the Lease, unless said assignee or sublessee is an Affiliate of United Merchandising Corp., nor may Lessee exercise an option as provided herein for the purpose of subletting or assigning the Demised Premises during such Option Term to any party who is not an Affiliate. The first Option Term shall commence on the day following the expiration of the Primary Term and end at midnight five (5) years thereafter. Each succeeding Option Term shall commence on the day following the preceding Option Term and end at midnight five (5) years thereafter. Each option shall be exercised by giving notice to Lessor in writing of the exercise thereof at least twelve (12) months prior to the commencement of each Option Term, which notice shall be irrevocable by Lessee. All Option Terms shall be on the same terms and conditions as otherwise provided in this Lease, except that the rents payable during the Option Terms shall be adjusted as set forth below. Notwithstanding the foregoing, in the event an Event of Default (as defined in Section 13.1, hereof) exists under this Lease at the time Lessee exercises its option to extend the term of this Lease, or if an Event of Default pursuant to the provisions of Section 13.1.1(a) hereof exists as of the commencement of the respective Option Term, then Lessor shall have, in addition to all of Lessor's other rights and remedies under this Lease, the right to terminate such option and to cancel Lessee's exercise of such option, in which event this Lease shall expire at the expiration of the Primary Term or any then existing Option Term, as the case may be.

                               ARTICLE 3. - RENTAL

      3.1. RENTAL FOR PRIMARY TERM AND OPTION TERMS. Commencing on the Commencement Date and thereafter on the first day of each calendar month of the Primary Term, and continuing thereafter until the end of the Primary Term and any Option Term of this Lease. Lessee agrees to pay, and Lessor agrees to accept, as rental for the Demised Premises, for each calendar year during the term of this Lease the sum(s) set forth below in subparagraph(s) 3.1.1 et. seq.

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            Said annual rent shall be paid in equal monthly installments in the amount(s) set forth in said subparagraph(s). For periods of less than a full calendar month, said monthly rental payment shall be prorated based on the relationship of the number of days of the term of this Lease in such month to the total number of days in such month. If the Commencement Date occurs on other than the first day of a calendar month, the rental for such partial month shall be prorated as aforesaid and shall be due and payable on the Commencement Date.

            3.1.1. Commencing on the date referred to in Paragraph 3.1. above, and continuing for the next sixty (60) full calendar months ("First Period") of the term of this Lease, the annual rent referred to in said Paragraph 2.1. shall be the sum of One Million Three Hundred Fifty Six Thousand Four Hundred Fifty Six and no/100 Dollars ($1,356,456.00) to be paid in equal monthly installments of One Hundred Thirteen Thousand Thirty Eight and no/100 Dollars ($113,038.00).

            3.1.2. Commencing on the first day following the last day of the First Period, and continuing until the end of the Primary Term ("Second Period"), the annual and monthly rents payable under the Lease shall be increased and adjusted once by a fixed amount equal to the percentage increase in the consumer price index ("C.P.I."), as hereinafter defined, calculated as follows: The adjusted annual and monthly rents that shall be payable throughout the Second Period shall be equal to (a) the rent set forth in Paragraph 3.1.1. above,
            (b) multiplied by a fraction, (i) the numerator of which shall be the C.P.I. as of the last day of the First Period and (ii) the denominator of which shall be the C.P.I. as of the Commencement Date; provided, however, that the increase in rent shall not be less than ten and 41/100 percent (10.41%) or be more than twenty one and 67/100 percent (21.67%) of the rental amounts payable during the First Period under Paragraph 3.1.1. above.

            3.1.3. In the event Lessee exercises its right to extend the Lease for the First Option Term pursuant to the provisions of Section 2.2, above, commencing on the first day following the last day of the Primary Term and continuing fox the next sixty (60) months (the "First Option Term"), the annual and monthly rents payable under the Lease shall be increased and adjusted once by an amount equal to the percentage increase in the consumer price index ("C.P.I."), as hereinafter defined, calculated as follows: The adjusted annual and monthly rents that shall be payable throughout the First Option Term shall be equal to (a) the rents set forth in Paragraph 3.1.2. above,
            (b) multiplied by a fraction, (i) the numerator of which shall be the C.P.I. as of the last day of the Primary Term, and (ii) the denominator of which shall be the C.P.I. as of the last day of the First Period; provided, however, that the increase in rents shall not be less than ten and 41/100 percent (10.41%) or be more than twenty one and 67/100 percent (21.67%) of the rental amounts payable during the Second Period under Paragraph 3.1.2. above.

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            3.1.4. In the event Lessee exercises its right to extend the Lease for the Second Option Term pursuant to the provisions of Section 2.2, above, commencing on the first day following the last day of the First Option Term and continuing for the next sixty (60) months (the "Second Option Term"), the annual and monthly rents payable under the Lease shall be increased and adjusted once by an amount equal to the percentage increase in the consumer price index ("C.P.I."), as hereinafter defined, calculated as follows: The adjusted annual and monthly rents that shall be payable throughout the Second Option Term shall be equal to (a) the rents set forth in Paragraph 3.1.3. above, (b) multiplied by a fraction, (i) the numerator of which shall be the C.P.I. as of the last day of the First Option Term, and (ii) the denominator of which shall be the C.P.I. as of the last day of the Primary Term; provided, however, that the increase in rent shall not be less than ten and 41/100 percent (10.41%) or be more than twenty four and 62/100 percent (24.62%) of the rental amounts payable during the First Option Term under Paragraph 3.1.3. above.

            3.1.5. In the event Lessee exercises its right to extend the Lease for the Third Option Term pursuant to the provisions of Section 2.2, above, commencing on the first day following the last day of the Second Option Term and continuing for the next sixty (60) months (the "Third Option Term"), the annual and monthly rents payable under the Lease shall be increased and adjusted once by an amount equal to the percentage increase in the consumer price index ("C.P.I."), as hereinafter defined, calculated as follows: The adjusted annual and monthly rents that shall be payable throughout the Third Option Term shall be equal to (a) the rents set forth in Paragraph 3.1.4. above, (b) multiplied by a fraction, (i) the numerator of which shall be the C.P.I. as of the last day of the Second Option Term, and (ii) the denominator of which shall be the C.P.I. as of the last day of the First Option Term; provided, however, that the increase in rent shall not be less than ten and 41/100 percent (10.41%) or be more than twenty four and 62/100 percent (24.62%) of the rental amounts payable during the Second Option Term under Paragraph 3.1.4. above.

      3.2. CONSUMER PRICE INDEX. For purposes hereof, the C.P.I. shall be the Consumer Price Index, for all Urban Consumers, "All Items" average for Los Angeles - Anaheim - Riverside, California, published by the U.S. Department of Labor, Bureau of Labor Statistics, from time to time. In the event the Department of Labor or the United States government shall cease to publish the Consumer Price Index then the successor index (or most comparable) shall be used unless the parties hereto otherwise agree. In the event the Department of Labor or United States government alters the calculation or formula by which the C.P.I. is determined, the official replacement index published by either the Department of Labor or the United States government shall be utilized unless the parties mutually agree chat an alternative index should be utilized. In the event there is no official replacement index published the parties hereto covenant and agree to use reasonable, good faith efforts to agree on an

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            index which most closely approximates the information and data contained in the C.P.I. as of the date of this Lease.

      3.3. ADDITIONAL RENTAL. In addition to the scheduled rental payable under this Article 3, Lessee agrees to pay, as Additional Rental, such other sums and expenses as shall be required by the terms of this Lease.

      3.4. PLACE OF PAYMENT. All rental due hereunder shall be paid to Lessor at the address set forth in Section 15.7 herein, as such person or address may be changed from time to time.

      3.5. NO COUNTERCLAIM, ABATEMENT, ETC. This Lease is a net Lease and except to the extent otherwise expressly provided in this Lease, the scheduled rent and all other sums payable by Lessee hereunder shall be paid without notice, demand, offset, suspension, deduction or abatement and this Lease shall continue in full force and effect and the obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of:

            3.5.1. any damage to or destruction of or any condemnation or similar taking of the Demised Premises or any part thereof;

            3.5.2. any restriction or prevention of or interference with any use of the Demised Premises or any part thereof;

            3.5.3. any title defect or encumbrance:

            3.5.4. any bankruptcy, insolvency, reorganization or other like proceeding relating to Lessee or by any court, in any such proceeding;

            3.5.5. any claim which Lessee has or might have against Lessor;

            3.5.6. any default or failure on the part of Lessor to perform or comply with any of the terms hereof or of any other agreement with Lessee; or

            3.5.7. any other occurrence whatsoever, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, whether or not Lessee shall have notice or knowledge of any of the foregoing. Except as expressly provided in Sections 7.2. and 8.2. hereof, Lessee waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Demised Premises, or any part thereof, or to any abatement, suspension, deferment, diminution or reduction of rent or any other sum payable by Lessee hereunder. Nothing contained herein shall relieve Lessor of its liability to Lessee for Lessor's breach of any of its obligations under this Lease.

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                                ARTICLE 4. - USE

      4.1. PERMITTED USE. During the Primary term of the Lease, Lessee may use the Demised Premises for retail, warehouse or distribution purposes, or for any other lawful purpose approved by Lessor, which approval shall not be unreasonably withheld, provided said use does not conflict with the terms of any Covenants, Conditions and Restrictions of record ("CC&R's") existing and of record as of the date of this Lease. During the Option terms of the Lease, Lessee may use the Demised Premises for retail, warehouse or distribution purposes either consistent with its then practices or otherwise involving only softgoods and for no other use whatsoever without the prior written consent of the Lessor, which consent may be withheld in Lessor's sole and absolute discretion.

      4.2. FORBIDDEN USES. Lessee shall not suffer any act to be done or any condition to exist on the Demised Premises, or any part thereof, or any article to be brought thereon, which may be dangerous (unless Lessee employs such safeguards as may be required by law or if not provided for by law, then as may be reasonable) or which may, in law, constitute a nuisance, public or private, or which may make void or voidable any insurance required hereunder to be in force with respect to the Demised Premises, or any part thereof.

      4.3. NO COVENANT TO OPERATE OR OCCUPY. Nothing herein contained shall require Lessee to continuously operate any particular type of business on the Demised Premises or to continuously occupy the Demised Premises. Nothing contained in this Section 4.3 shall be deemed to relieve Lessee of the full and absolute responsibility for the maintenance and upkeep of the Demised Premises throughout the term of this Lease.

      4.4. LAWS AND REGULATIONS. Lessee shall not use the Demised Premises or permit anything to be done in or about the Demised Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall at its sole cost and expense comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force relating to or affecting the condition, use or occupancy of the Demised Premises, including, without limitation, the Americans with Disabilities Act of 1990, (42 USC Section 12181-12183) and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) now or hereafter applicable to or affecting the Premises or any part thereof, or any use or condition of the Premise, whether or not such compliance shall require structural alterations or additions or interfere with Lessee's use of the Demised Premises. In the event Lessee is so required to undertake code required alterations to the Premises Lessee shall notify Lessor of such requirements before undertaking any such code related alterations that affect the roof, foundations or any other structural elements or components of improvements or

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            any of the building systems owned by Lessor. If such code required alterations are required because of other alterations that Lessee proposes to undertake of the Premises, Lessee shall not undertake such other alterations unless Lessor has first approved the same after taking into consideration the code required alterations that will be required as a result thereof, which approval by Lessor shall not be unreasonably withheld.

      4.5. HAZARDOUS MATERIALS. Lessee covenants to comply, and to cause its employees, agents, licensees, contractors and permitted assignees or sublessee to comply, with all local, state and federal laws, rules and regulations, now or at any time hereafter governing the use, handling, storage, treatment, removal, production, manufacture, transportation or disposal of hazardous or toxic substances or materials on the Demised Premises ("Laws"), and Lessee shall indemnify, defend and hold harmless Lessor from and against any and all liabilities, losses, damages, costs, expenses (including attorneys fees and expenses of Lessor), causes of action, suits, claims, demands or judgments of any nature (i) resulting from any spills or discharges of hazardous or toxic substances or materials on the Demised Premises during the Primary Term or any Option Term or during any period prior to the Commencement Date when Lessee was in occupancy of the Premises, caused by any act or omission of Lessee, or (ii) arising out of any failure on the part of Lessee, or its employees, agents, licensees, contractors or permitted assignees or sublessee to comply with all Laws. This indemnity shall include the cost of any required or necessary repair, cleanup or detoxification, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Lessor to the presence of hazardous or toxic materials or substances on, under or about the Premises nor the strict compliance by Lessee with all Laws shall excuse Lessee from Lessee's obligation of indemnification pursuant hereto. Lessee's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease. Lessee further covenants and agrees to remove any of its hazardous or toxic personal property from the Demised Premises at the expiration or earlier termination of this Lease. Upon Lessor's written request, Lessee shall deliver to Lessor copies of all studies, reports and other information submitted by Lessee to any governmental entity or agency regulating the use of such substances and materials. Should Lessee at any time receive any notice of violation of any Laws or be given a citation with respect thereto, or receive notice of any claims made by any third party against Lessee relating to the presence or suspected presence of hazardous or toxic materials or substances on the Premises, Lessee shall notify Lessor of such notice of violation, citation, or claim and shall provide Lessor with a copy of the same, and, with respect to any such violation of Laws or citations, shall cure the deficiency set forth in such notice of violation or citation within the time required. Any consent or approval, express or implied, by Lessor of Lessee's use or handling

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            of any hazardous or toxic materials or substances shall not constitute an assumption of risk by Lessor regarding such materials or substances or a warranty or certification by Lessor that Lessee's use or handling of such materials or substances is safe or reasonable or in compliance with any Laws.

                        ARTICLE 5. - TAXES AND UTILITIES

      5.1. TAXES. As additional rental under this Lease Lessee hereby agrees that it shall pay, prior to delinquency, all taxes (including, without limitation, sales and use taxes), assessments and bonds (including, without limitation, all assessments and bonds for public improvements or benefits, whether or not commenced, or completed prior to the date hereof and whether or not completed within the term hereof), ground rents, water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time during or in respect of the term hereof may be assessed, levied, confirmed or imposed on, or in respect of or be a lien upon (a) the Demised Premises or any part thereof or any estate, right or interest therein, (b) any occupancy, use or possession of or activity conducted on the Demised Premises or any part thereof, (c) any Basic Rent or additional rent reserved or payable hereunder (excluding any taxes referred to in (i), (ii) or (iii) of (f) below, (d) this Lease, (e) the gross receipts from the Demised Premises or the earnings from the use or occupancy thereof, or (f) Lessor, in its capacity as owner or Lessor of the Demised Premises, including any tax, surtax or charge measured solely by rents received by Lessor in respect of the leasing of the Demised Premises, but excluding municipal, county, state or federal income taxes assessed against Lessor, municipal, state, or federal capital levy, estate, succession, inheritance or transfer taxes of Lessor, or corporation franchise taxes imposed upon any corporate owner of the Lessor's interest in the Demised Premises; provided, however, that if at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed and imposed,
            (i) a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the rents received therefrom, or (ii) a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Lessor, or (iii) a license fee measured by the rent payable by Lessee under this Lease, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof, to the extent that such

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            Taxes would be payable if the Demised Premises were the only property of Lessor subject to such Taxes, and Lessee shall pay and discharge the same as herein provided in respect of the payment of all other Taxes. Lessee shall have the option to pay such tax or assessment in installments, except that each installment thereof, and any interest thereon, must be paid no later than the earlier to occur of the final date fixed for the payment thereof or the date on which a penalty for non-payment could be imposed, and the whole amount thereof must be paid prior to the expiration of the term of this Lease, as it may be extended pursuant to Section 2.2. of this Lease. Taxes and assessments shall be prorated at the end of the term of this Lease. Lessee will furnish to Lessor, within thirty
            (30) days after payment thereof, proof of the payment (copies of tax bills and cancelled checks shall be deemed sufficient) of any such tax, assessment, levy, fee, rent or charge which is payable by Lessee pursuant to this Section.

      5.2. INCOME TAXES. Anything in the foregoing to the contrary notwith-standing, Lessee shall have no obligation under this Lease to pay any net income, franchise, excess profit or gift, estate or inheritance tax levied upon or assessed against Lessor, unless such tax is in lieu of or a substitute for any other tax or assessment upon or with respect to the Demised Premises which, if such other tax or assessment were in effect, would be payable by Lessee hereunder.

      5.3. UTILITIES. As additional rental hereunder, Lessee agrees to pay all charges for water, gas, light, heat, telephone, electricity, power and other utility and communications services rendered or used on or about the Demised Premises and all other costs and expenses of any kind whatsoever arising in connection with the furnishing of such services to the Premises.

                    ARTICLE 6. - MAINTENANCE AND ALTERATIONS

      6.1. MAINTENANCE AND REPAIR. Lessee will, at its cost and expense, keep and maintain the Demised Premises, including any rebuilt, additional or substituted buildings and other improvements in good repair and condition, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforseen, subject to the provisions of Section 15.3, hereinafter. Lessor shall not be required to maintain, alter, repair, rebuild or replace the Demised Premises or any part thereof, and Lessee expressly waives the right to make repairs at the expense of Lessor which may be provided for in any law now in effect or hereafter enacted. Lessor and its authorized representatives may enter the Demised Premises, or any part thereof at any reasonable time for the purpose of inspecting the same. Lessor shall not have any duty to make any such inspection nor shall it incur any liability or obligation for not making any such inspection.

      6.2. ALTERATIONS AND ADDITIONS. Subject to Lessor's approval of certain alterations, as described hereinafter, Lessee shall have the right

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            at any time to make (a) such additions, alterations, changes or improvements, in, on or to the Demised Premises as Lessee may deem necessary or proper, provided, however, that (i) any and all such work shall fully comply with all codes and regulations and with other recorded requirements relating to the Demised Premises (such as CC&R's), (ii) except to the extent required of Lessee by any governmental authority, no work done by Lessee shall lessen the market value of the Demised Premises, and (iii) except to the extent required of Lessee by any governmental authority, no work done by Lessee shall diminish Lessor's ability to use and/or release the Demised Premises on the termination or expiration of this Lease. Lessee shall pay promptly for all such work done by it or upon its order. Lessee covenants and agrees to give Lessor written notice of any alteration which affects the roof, foundation or any other structural elements or components or the building systems, together with a copy of Lessee's plans and specifications prior to the commencement of work. Lessee shall also deliver to Lessor, upon completion of any such work, copies of any "as-built" plans obtained by Lessee in connection with such additions or alterations. Without limiting any of Lessee's other obligations with respect to alterations hereunder, in the event Lessee proposes alterations to the structure of the improvements, or to any permanent building systems (such as plumbing and/or HVAC) Lessee shall obtain Lessor's prior written approval of such alterations, which approval shall not be unreasonably withheld and will be deemed granted if not disapproved, with explanation, within two (2) weeks after submittal by Lessee to Lessor of plans for such alterations.

      6.3. MACHINERY AND FIXTURES. In addition to the foregoing, Lessee may, at any time during the term of this Lease and at its sole cost and expense, install, assemble or place upon the Demised Premises any items of machinery or equipment, trade fixtures or other personal property used or useful in Lessee's business. All such machinery, equipment, trade fixtures or other personal property shall be and remain the property of Lessee and Lessee may remove the same from the Demised Premises at any time prior to the expiration or earlier termination of this Lease, and in the event of any such removal, Lessee shall repair any damage to the Demised Premises caused thereby, at Lessee's cost and expense.

                       ARTICLE 7. - DAMAGE OR DESTRUCTION

      7.1. NOTICE TO LESSOR. If the Demised Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Lessee shall promptly notify Lessor of such destruction or damage if the cost of rebuilding, replacing and repairing such damage or destruction, as estimated by Lessee, shall either exceed Twenty Five Thousand and no/100 Dollars ($25,000.00) or affect the roof, foundation or any other structural elements or components or the building systems (such as plumbing and/or HVAC) on the Premises. Lessee expressly waives the provisions of any present or future law

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            relating to damage or destruction and agrees that the provisions of this Lease shall control the rights of Lessor and Lessee.

      7.2. DAMAGE OR DESTRUCTION. If the Demised Premises shall be destroyed or damaged from any cause Lessee shall forthwith repair and restore the same to substantially the same condition existing immediately prior to said damage or destruction with all reasonable dispatch and diligence. Said restoration and repair shall include all fixtures and equipment in the Demised Premises owned by Lessee and so damaged or destroyed. So long as Lessee's net worth is Twenty Million and no/100 Dollars ($20,000,000.00) or more and the amount of any insurance proceeds payable with respect to any such damage or destruction of the Demised Premises is less than One Million and no/100 Dollars ($1,000,000.00), Lessee shall be entitled to receive such insurance proceeds and shall apply the same as may be required to the restoration and repair of the Demised Premises as required under this Article 7. If Lessee's net worth at the time of such damage or destruction is less than Twenty Million and no/100 Dollars ($20,000,000.00) or if the amount of such insurance proceeds payable with respect to any such damage or destruction is One Million and no/100 Dollars ($1,000,000.00) or more, then such insurance proceeds payable with respect to such damage or destruction shall be paid into an escrow account and such proceeds shall be disbursed to Lessee as required to pay invoices for the work or restoration and repair of the Premises. Any balance of such proceeds remaining following completion of such repair or restoration shall be disbursed to Lessee. Lessee shall comply, and shall require all its contractors to comply, with all federal, state and local laws in making any said repairs and restoration.

      7.3. NO TERMINATION. Except as provided in Section 7.4, such destruction or damage to the Demised Premises shall not terminate this Lease, notwithstanding any laws of the state in which the Demised Premises are located to the contrary.

      7.4. DAMAGE OR DESTRUCTION DURING THE LAST YEAR OF THE TERM. Anything in this Article 7 to the contrary notwithstanding, if the Demised Premises shall be destroyed or damaged so as to materially interfere with Lessee's business in the Premises (as reasonably determined by Lessee using its good faith business judgment) during the last 12 months of the term hereof by reason of any cause, and the Demised Premises cannot be completely restored within a period of sixty (60) working days from the date of commencement of such repairs, this Lease may be terminated upon written notice by either party to the other and any and all insurance proceeds covering the Premises shall be paid to Lessor and insurance proceeds covering Lessee's personal property and trade fixtures shall be paid to Lessee. Provided, however, that if at the time of said destruction or damage, Lessee has exercised an option to extend this Lease pursuant to Article 2 hereof, then this Lease shall not be terminable by either party but shall continue until the expiration of such Option Term and Lessee shall forthwith repair and restore the Demised Premises as required pursuant to Sections 7.2 and 7.5

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            hereof. Upon such termination Lessee shall be relieved from all liabilities hereunder except the liability to pay rent up to the date of such damage or destruction and any accrued charges, costs, and expenses required to be paid by Lessee hereunder up to said date and any other liabilities Lessee may have hereunder, including, without limitation, any indemnity obligations, arising prior to such termination.

      7.5. REBUILDING OF PREMISES. If the Demised Premises shall be damaged or destroyed by any casualty during the primary term of this Lease, and this Lease is not terminated pursuant to the provisions of Section 7.4, above, then this Lease shall continue in full force and effect and Lessee shall promptly, at its cost and expense, restore and rebuild the Demised Premises as nearly as may be practicable under the circumstances to substantially the same condition existing immediately prior to said damage or destruction irrespective of the availability or sufficiency of any fire or other insurance proceeds payable with respect thereto. If the cost and expense of such repairs shall exceed the amount of any such net proceeds, the deficiency shall be paid by Lessee.

      7.6. DESTRUCTION DURING OPTION TERMS. If any portion of the Demised Premises shall be damaged or destroyed by any casualty during any Option Term of this Lease, and the Premises cannot reasonably be expected to be completely restored within three hundred sixty five
            (365) days of the date of such loss, then Lessee may elect to restore or rebuild the Demised Premises in the manner set forth in
            Section 7.2 and 7.5 or Lessee may, within ninety (90) days after such loss or damage give to Lessor a thirty (30) day notice, in writing, cancelling and terminating the Option Term then in effect. On the expiration of said thirty (30) day notice, the Option Term shall terminate. As a condition to such termination, any and all insurance proceeds covering the Lessor's interest in the Premises shall be paid to Lessor and the insurance proceeds covering Lessee's personal property and trade fixtures shall be paid to Lessee. Upon such termination Lessee shall be relieved from all liabilities hereunder except the liability to pay rent up to the date of such damage or destruction and, subject to any insurance payment to Lessor, any accrued charges, costs, and expenses required to be paid by Lessee hereunder up to said date and all other liabilities Lessee may have hereunder, including, without limitation, any indemnity obligations, arising prior to such termination.

                            ARTICLE 8. - CONDEMNATION

      8.1. CONDEMNATION AWARD. Any condemnation award arising out of a total or partial taking of the Demised Premises shall belong solely to the Lessor except for any portion of the award attributable to Lessee's leasehold interest during the Primary Term (but not during any exercised or unexercised Option Term) of this Lease, Lessee's trade fixtures, equipment or leasehold improvements made by Lessee at its expense. In addition, Lessee shall have the right to claim

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            any compensation as may be separately awarded or receivable by
            Lessee in Lessee's own right on account of its relocation expenses, loss of goodwill, any cost or loss Lessee may suffer for the removal of its merchandise, furniture, trade fixtures or equipment, or the interruption of, or damage to Lessee's business.

      8.2.  TOTAL OR SUBSTANTIAL TAKING. If during the Primary Term of this
            Lease:

            8.2.1. the entire Demised Premises shall be taken by condemnation or other eminent domain proceedings pursuant to any law, general or special, or

            8.2.2. any substantial portion of the Demised Premises which is sufficient in Lessee's reasonable and good faith judgment to render the remaining portion thereof unsuitable for Lessee's continued use or occupancy of the Demised Premises shall be taken by such proceedings, then Lessee may, within thirty (30) days after any such taking, give notice to Lessor of its intention to terminate this Lease on any rental payment day specified in such notice which occurs not less than ninety (90) days after such notice.

      8.3. PARTIAL TAKING. If a portion of the Demised Premises shall be taken by condemnation or other eminent domain proceedings pursuant to any law, general or special, which taking is not sufficient to require Lessee to give notice of its intention to terminate this Lease as provided in Section 8.2, then this Lease shall continue in full effect without abatement or reduction of rent (except as provided hereinafter in this Section 8.3), additional rent or other sums payable by Lessee hereunder notwithstanding such taking, and Lessee shall, promptly after any such taking and at its expense, repair any damage caused by any such taking in conformity with the requirements of Section 7.2 so that after the completion of such repairs the Demised Premises shall be, as nearly as practicable in a condition as good as the condition thereof immediately prior to such taking. In the event of any such taking by condemnation or other eminent domain proceedings, Lessee shall be entitled to receive all of the award payable in connection with such taking. If the cost of any repairs required to be made by Lessee pursuant to this Section 8.3, shall exceed the amount of the award, the deficiency shall be paid by Lessee. Subject to Lessee's rights to receive all awards for reconstruction of the improvements, any award granted and allocated to Lessor's interest in the Demised Premises shall be paid to Lessor and Lessee shall be entitled to an equitable abatement of rent based upon the extent of the Premises taken and the adverse effect on Lessee's ability to use and enjoy the Premises following such taking.

      8.4.  CONDEMNATION DURING OPTION TERMS. Not Used.

      8.5. TAKING DEFINED. For the purposes of this Lease, all amounts payable pursuant to any agreement with any condemning authority which has been made in settlement of or under threat of any

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            condemnation or other eminent domain proceeding affecting the
            Demised Premises shall be deemed to constitute an award made in such proceeding.

                             ARTICLE 9. - INSURANCE

      9.1. NATURE OF INSURANCE. Lessee will at all times maintain insurance on the Demised Premises of the following character:

            9.1.1. Insurance against loss or damage by fire and other risks from time to time included under so-called "all-risk", including extended coverage endorsements and boiler and machinery comprehensive coverage, standard for use in the State of California, and also including earthquake and flood coverage, in amounts equal to the full replacement value of the Demised Premises, reviewed annually. As used herein, "full replacement value" shall mean actual replacement cost (exclusive of the cost of excavation, foundations and subsurface footing) without deduction for physical depreciation. Notwithstanding anything to the contrary contained in this Article 9, in the event Lessee's net worth is at any time less than Twenty Million and no/100 Dollars ($20,000,000.00), Lessee shall provide for the insurance required pursuant to this Section 9.1.1 to have a deductible for earthquake coverage of no greater than twelve and 5/100 percent (12.5%) of the value of the property required to be insured and for all other insurance required hereunder, a deductible of no greater than Seventy Five Thousand and no/100 Dollars ($75,000.00) per occurrence. So long as Lessee's net worth exceeds Twenty Million and no/100 Dollars ($20,000,000.00), any deductible amounts shall be subject to the self-insurance limits set forth in section 9.1.3, hereinafter. In the event this Lease is terminated pursuant to the provisions of Sections 7.4 or 7.6, above, Lessee's obligation to pay insurance proceeds to Lessor shall include the amounts of any deductible and/or any self-insured retention amounts.

            9.1.2. Commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Demised Premises and the adjoining streets, sidewalks and passageways, such insurance to afford protection of not less than a combined single limit liability of Five Million and no/100 Dollars ($5,000,000.00), providing coverage for, among other things, blanket contractual liability, premises and personal injury coverage, with the deletion of railroad track (railroad protective liability), if applicable, and the exclusion for explosion, collapse or underground hazard, if applicable. In no event shall the liability amount be less than Five Million and no/100 Dollars ($5,000,000.00). Said minimum limit of liability shall be subject to periodic adjustment (but no more frequently than once every five years), so as to conform with standard industry practice for similar properties in similar geographic locations. Any such adjustment must be reasonably approved by Lessee and documented by written amendment to this Lease.

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            9.1.3. Such insurance shall be written by companies licensed to do business in the State of California and with a general policy holder's rating of at lease B+ and a financial rating of at least X in the most current "Best Insurance Report" (or its equivalent replacement should such report cease to be issued) or as otherwise reasonably approved by Lessor, as available on the Commencement Date and annually thereafter. Such insurance shall (i) name as the insured parties thereunder Lessee, the Lessor and Bristol Group, Inc., as their interests may appear; (ii) shall contain an endorsement that such insurance shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss; (iii) shall, to the extent commercially available, contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer's first giving Lessor thirty (30) days prior written notice of such proposed action; (iv) provide that any insurer issuing liability insurance waives all rights of recovery by way of subrogation against Lessor or Lessee, as the case may be, and their respective shareholders, partners, beneficial owners, agents, employees and representatives in connection with any loss or damage covered by such insurance; (v) be primary and non contributory, and (vi) comply with any other requirements set forth in this Article 9. Such insurance may be obtained by Lessee by endorsement on its blanket insurance policies, provided that such blanket policies satisfy the requirements specified above in this Section. Lessee may carry all or any part of such insurance:

                  a. (i) under any plan of self-insurance which it may from time to time have in force and effect, with a self-insured retention of up to Five Hundred Thousand and no/100 Dollars ($500,000.00) (except any earthquake deductible may be up to twelve and 5/100 percent (12.5%) of the value of the property required to be insured) so long as Lessee's net worth exceeds Twenty Million and no/100 Dollars ($20,000,000.00) (which self-insured retention may be increased by Lessee to Seven Hundred Fifty Thousand and no/100 Dollars ($750,000.00) so long as Lessee's net worth exceeds Thirty Five Million and no/100 Dollars ($35,000,000.00) and to One Million and no/100 Dollars ($1,000,000.00) so long as Lessee's net worth exceeds Fifty Million and no/100 Dollars ($50,000,000.00), provided that in no event shall Lessee's self insured retention exceed the sum of One Million and no/100 Dollars ($1,000,000.00), or (ii) under a "blanket" policy or policies covering other liabilities of Lessee and its subsidiaries, controlling or affiliated corporations, or

                  b. partly under such a plan of self-insurance and partly under such "blanket" policies.

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            Lessor shall not be required to prosecute any claim against any insurer or to contest any settlement proposed by any insurer, provided that Lessee may, at its cost and expense, prosecute any such claim or contest any such settlement, and in such event Lessee may bring any such prosecution or contest in the name of Lessor, Lessee or both, and Lessor shall cooperate with Lessee and will join therein at Lessee's written request upon receipt by Lessor of an indemnity from Lessee against all costs, liabilities and expenses in connection with such cooperation, prosecution or contest.

      9.2. ADJUSTMENT OF CLAIMS. Insurance claims by reason of damage or destruction to any portion of any Demised Premises shall be adjusted by and at the cost of Lessee, provided, however, that if the loss shall be in excess of One Hundred Thousand and no/100 Dollars ($100,000.00), no final adjustment shall be made with the insurance company or companies, without the written approval of Lessor of the amount of the adjustment.

      9.3. ENDORSEMENT IN FAVOR OF LENDER. Upon thirty (30) days advance written notice from Lessor, each such insurance policy (other than liability insurance policies) maintained pursuant to this Section shall, to the extent available, bear a standard first mortgagee endorsement in favor of any lender holding a first deed of trust on the Demised Premises (hereinafter called "Lender"), but, notwithstanding such endorsement, each payment for a single loss which does not exceed One Hundred Thousand and no/100 Dollars ($100,000.00) shall be made directly to Lessee, and all other loss under any such policy shall be made payable to Lender, but recoveries under any such policies received by Lender shall be paid to Lessee for the repair and restoration of the Demised Premises as provided in Sections 7.2 or 7.4 of this Lease. Every such policy shall provide that the issuer thereof waives all rights of subrogation against Lessee, Lessor, any successor to Lessor's interest in the Demised Premises, that ten (10) days' prior written notice of cancellation shall be given to Lessor and Lender and that such insurance, as to the interest of Lender therein, shall not be invalidated by any act or neglect of Lessor or Lessee or any owner of the Demised Premises, nor by any foreclosure or any other proceedings or notices thereof relating to the Demised Premises, nor by any change in the title or ownership of the Demised Premises, nor by occupancy of the Demised Premises for purposes more hazardous than are permitted by such policy.

      9.4. CERTIFICATES OF INSURANCE. Lessee shall deliver to Lessor promptly after the execution and delivery of this Lease certificates of insurance evidencing all the insurance which is required to be maintained by Lessee hereunder, and Lessee shall, at least thirty
            (30) days prior to the expiration of any such insurance, deliver certificates of insurance evidencing the renewal of such insurance. Should Lessee fail to maintain or renew any insurance provided for in this Section, or to deliver to Lessor any of such policies or certificates, Lessor at its option, but without obligation so to

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            do, may upon fifteen (15) days' notice to Lessee, procure such insurance, and any sums expended by it to procure such insurance shall be additional rent hereunder and shall be repaid by Lessee within ten (10) days following the date on which demand therefor shall be made by Lessor.

                          ARTICLE 10. - INDEMNIFICATION

      10.1. Lessee agrees to indemnify, defend and hold Lessor harmless from and against, any and all liabilities, losses, damages, costs, expenses (including attorneys' fees and expenses of Lessee and Lessor), causes of action, suits, claims, demands or judgments of any nature arising from:

            10.1.1. any injury to, or the death of, any person or any damage to property on the Demised Premises or upon adjoining sidewalks or streets, or in any manner growing out of or connected with the use, nonuse, condition or occupancy of the Demised Premises or the construction or repair of any improvements on the Demised Premises, or resulting from the condition of adjoining sidewalks or streets,

            10.1.2. violation of any agreement or condition of this Lease and of any contracts or agreements of which Lessee has notice, or which shall have existed at the commencement of this Lease or which shall have been approved by Lessee, and of any restrictions, laws, ordinances or regulations affecting the Demised Premises or the occupancy or use thereof,

            10.1.3. any encroachment of improvements on the Demised Premises upon property adjoining the Demised Premises, and

            10.1.4. any contest permitted by Section 12.2.

                               ARTICLE 11. - LIENS

      11.1. Lessee will not permit to remain, and will promptly discharge, at its cost and expense, all liens (other than liens created by Lessor) upon the Demised Premises; provided that the existence of any mechanic's, laborer's, materialman's, supplier's or vendor's lien or right thereto shall not constitute a violation of this Section if payment is not yet due under the contract which is the foundation thereof. Lessor is hereby given authority to enter upon the Demised Premises at any time to post any notices which in its opinion shall be necessary to hold Lessor harmless from any claim or liability arising out of any work done on the Demised Premises. Notice is hereby given that Lessor will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding the Demised Premises through or under Lessee, and that no mechanic's or other such lien for any such labor or materials shall attach to or affect the interest of Lessor in and to the Demised Premises.

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              ARTICLE 12. - ADVANCES BY LESSOR: PERMITTED CONTESTS

12.1. ADVANCES. If Lessee shall fail to make any payment or perform any act on its part to be made or performed under this Lease, then, subject to the provisions of Section 12.2 hereof, Lessor may (but shall not be obligated to), upon fifteen (15) days written notice to Lessee and without waiving any default or releasing Lessee from any obligation, make such payment or perform such act for the account and at the cost and expense of Lessee. All sums so paid by Lessor and all necessary and incidental costs and expenses (including attorneys' fees and expenses) incurred in connection therewith, together with interest at the rate of twelve percent (12%) per annum from the date of the making of such payment by Lessor, shall be payable by Lessee to Lessor, on demand.

12.2. PERMITTED CONTESTS. Lessee shall not be required to pay any tax, assessment, levy, fee, rent or charge or to discharge or remove any lien, encumbrance or charge or to comply with any law, rule, order, regulation and ordinance, so long as Lessee shall contest, in good faith and at its cost and expense, the amount or validity thereof, by appropriate proceedings which shall operate during the pendency thereof to prevent the sale, forfeiture or loss of the Demised Premises or any part thereof. While any such proceedings are pending, Lessor shall not have the right to pay, remove, cause to be discharged or comply with the tax, assessment, levy, fee, rent, charge, lien, encumbrance, law, rule, order, regulation or ordinance being contested. Each such contest shall be promptly prosecuted to a final conclusion, and Lessee will pay, and save Lessor harmless against all losses, judgments and costs (including attorneys' fees and expenses) in connection therewith, and will, promptly after the final determination of such contest, pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable therein, together with all penalties, fines, interests, costs and expenses thereon or in connection therewith. No such contest shall subject Lessor to risk of any criminal liability, and Lessee shall give reasonable security to Lessor as may be demanded by Lessor to insure payment of or compliance with any tax, assessment, levy, fee, rent, charge, lien, encumbrance, law, rule, order, regulation or ordinance contested as provided in this Section and to prevent any such sale or forfeiture.

ARTICLE 13. - CONDITIONAL LIMITATIONS; EVENTS OF DEFAULT AND REMEDIES

13.1 DEFAULT. Any of the following occurrences, following the below described notices and opportunities to cure, shall constitute an event of default ("Event of Default") under this Lease:

      13.1.1. if Lessee shall:

            a. fail to make any payment of rent, or other sum herein required to be paid by Lessee and such failure shall continue for ten (10) days after Lessor shall have given written notice of such non-payment to Lessee, or

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2-12-96 (8)

            b. fail to substantially perform any of Lessee's other covenants, agreements or obligations hereunder and such failure shall continue for thirty (30) days after Lessor shall have given written notice to Lessee specifying such failure or, if such default cannot be cured by the payment of money and cannot with due diligence be cured within such thirty (30) day period, if Lessee shall fail to proceed promptly to cure the same and thereafter prosecute the curing of such default with diligence, or

      13.1.2. if Lessee shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Lessee as a bankrupt or its reorganization under any present or future federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within ninety (90) days after the filing thereof, or

      13.1.3. if Lessee shall make a general assignment for the benefit of creditors or if a receiver, trustee or liquidator of Lessee or of all or substantially all of Lessee's assets or of Lessee's interest in the Demised Premises shall be appointed in any proceeding brought by Lessee, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Lessee and shall not be discharged within ninety (90) days after such appointment or if Lessee shall consent to or acquiesce in such appointment.

      13.1.4. If Lessee shall furnish financial statements to Lessor that are known to Lessee to be false or misleading.

13.2. LESSOR'S OPTION TO TERMINATE. In the event of a default of Lessee, Lessor shall have the right, at its election, then or thereafter while any such event of default shall continue and notwithstanding the fact that Lessor may have some other remedy hereunder or at law or in equity, to give Lessee written notice of Lessor's intention to terminate the term of this Lease on a date specified in such notice, which shall be not less than thirty (30) days after the giving of such notice, and upon the date so specified, the term of this Lease and the estate hereby granted shall expire and terminate and all rights of Lessee hereunder shall expire and terminate. In lieu of terminating this Lease, Lessor may elect to continue this Lease, in which event Lessor shall have the immediate right of re-entry and possession of the Demised Premises and the right to remove all persons and property therefrom. Should Lessor elect to re-enter as herein provided or should Lessor take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor may from time to time re-let the Demised Premises or any part thereof for such term or terms and at such rental or rentals and

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      upon such terms and conditions as Lessor may deem advisable, with the right to make repairs and alterations to the Demised Premises.

13.3. RECOVERY OF DAMAGE; TERMINATION OF LEASE. In the event of any termination of the term of this Lease as provided in this Article Lessee shall quit and surrender the Demised Premises to Lessor, and Lessor may without further notice re-enter and repossess the same by summary proceedings, ejectment or otherwise, and in any such event neither Lessee nor any person, claiming through or under Lessee shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises. Upon such termination, Lessor may recover from Lessee: (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;
      (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and (d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (a) and (b) above is computed by allowing interest at an annual interest rate of ten percent (10%). The "worth at the time of award" of the amount referred to in (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Nothing herein contained shall limit or prejudice the right of Lessor, in any bankruptcy or reorganization or insolvency proceeding, to prove for and obtain by reason of such termination an amount to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings, or to prove for and obtain by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above. In the event that Lessee, prior to the occurrence of an Event of Default hereunder, exercises an option to extend the term of this Lease pursuant to Section 2.2 and at the time of commencement of the Option Term an Event of Default exists hereunder but not an Event of Default giving Lessor the right to terminate the option and cancel Lessee's exercise thereof pursuant to Section 2.2, then, for purposes of the preceding clause (d) of this Section 13.3, Lessor shall be entitled to recover from Lessee any consequential damages arising out of or in connection with Lessor's inability to terminate such option and recover possession of the Demised Premises at the expiration of the Primary Term or any then-existing Option Term, as the case may be.

13.4. EXPENSES OF LESSOR; CONTINUATION OF LEASE. If Lessor shall re-enter and obtain possession of the Demised Premises following an event of default, and elect to continue this Lease, Lessor shall

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      have the right, without notice, to repair or alter the Demised Premises in such manner as Lessor deems necessary or advisable so as to put the Demised Premises in good order and to make the same rentable, and shall have the right, at Lessor's option, to re-let the Demised Premises or any part thereof. Lessee agrees to pay to Lessor on demand all expenses incurred by Lessor in obtaining possession, and in altering, repairing and putting the Demised Premises in good order and condition, and in reletting the same, including fees of attorneys and architects, and all other reasonable expenses or commissions, and Lessee further agrees to pay to Lessor upon the rental payment dates following the date of such re-entry until the expiration of the term of this Lease the sums of money which would have been payable by Lessee as rent hereunder on said rental payment dates if Lessor had not re-entered and resumed possession of the Demised Premises deducting only the net amount of rent, if any, which Lessor shall actually receive (after deducting from the gross receipts the expenses, costs and payments of Lessor which in accordance with the terms of this Lease would have been borne by Lessee) in the meantime from and by any reletting of the Demised Premises. In addition, Lessee shall remain liable for all sums otherwise payable by Lessee under this Lease, and Lessor shall have the right from time to time to bring successive actions or other legal proceedings against Lessee for the recovery of such deficiency or expenses. The liability of Lessee herein provided shall survive the commencement of any action to secure possession of the Demised Premises. Nothing herein contained shall be deemed to require Lessor to wait to commence such action or other legal proceedings until the date when this Lease would have expired had there been no such event of default.

13.5. ADDITIONAL RIGHTS OF LESSOR. No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law unless otherwise provided herein. The failure of Lessor to insist at any time upon the strict performance of any covenant or agreement or to exercise any right, power or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof for the future. The receipt by Lessor of any rent or other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Lessor of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Lessor. Lessor shall be entitled, to the extent permitted by law, to injunctive relief in case of the violation, or threatened violation, of any covenant, agreement, condition or provision of this Lease or to any other remedy allowed to Lessor by law.

13.6. ATTORNEYS' FEES AND OTHER EXPENSES. If Lessee shall be in default in the performance of any of its obligations under this Lease and an action shall be brought for the enforcement thereof in which it shall be determined that Lessee was in default, Lessee shall pay to

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      Lessor the expenses incurred in connection therewith including reasonable attorneys' fees. If Lessor shall without fault on its part be made a party to any litigation commenced against Lessee, and if Lessee shall not provide Lessor with counsel reasonably satisfactory to Lessor, Lessee shall pay all costs and attorneys' fees incurred or paid by Lessor in connection with such litigation. Lessor and lessee agree to cooperate with each other in a timely manner on the selection of counsel to represent Lessor.

                      ARTICLE 14. ASSIGNMENT AND SUBLETTING

14.1. Subject to the provisions of Section 2.2, above, relating to the option terms of this Lease being personal to Lessee and subject to the provisions of Section 4.1, above, relating to the restrictions on the use of the Demised Premises, Lessee may sublet up to eighty percent (80%) of the Demised Premises or any part thereof, or may assign its interest under this Lease, provided that each assignment or sublease shall expressly be made subject to the provisions of this Lease and further provided that Lessee shall remain primarily liable under the terms of this Lease. No assignment or sublease made as permitted by this Section shall affect or reduce any obligations of Lessee or rights of Lessor hereunder. Any assignment or subletting of the Premises during or for any Option Term shall be subject to the provisions of Section 14.3, hereinafter.

14.2. Notwithstanding the foregoing, and notwithstanding the provisions and restrictions with respect to options as set for in Section 2.2, above, Lessee may freely assign, sublease or transfer this Lease (i) to any corporation which owns or controls Lessee, (ii) to any corporation owned or controlled by Lessee, (iii) to any corporation owned or controlled by, or which is an Affiliate of any corporation which owns or controls Lessee,
      (iv) to any corporation resulting from a consolidation or to the surviving corporation in case of a merger, to which consolidation or merger Lessee shall be a party, or (v) to a corporation to which all or substantially all of the assets of Lessee have been sold (any such entity referred to in (i) through (v) above being herein referred to as an "Affiliate").

14.3. If, during any Option Term Lessee desires to assign the Lease Lessee shall give Lessor written notice of such intent, accompanied by the identity of the proposed assignee and such other information as lessor may reasonably request and which is in the possession of Lessee. Lessor shall then have a period of twenty (20) days following receipt of such notice and information within which to notify Lessee in writing that Lessor elects either (i) to terminate this Lease as of the date specified by Lessee in the information provided to Lessor, in which event Lessee shall be relieved of all liabilities hereunder except the liability to pay rent up to the date of such termination and any accrued charges, costs and expenses required to be paid by Lessee hereunder up to the date of such termination, and any other liabilities Lessee may have hereunder, including, without limitation, any indemnity obligations arising prior to such termination, or (ii) to permit such assignment, which

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      permission shall not be unreasonably withheld. In the event Lessee sublets the Premises for occupancy during an Option Term and such sublet provides for a rental stream in excess of that payable by Lessor to Lessee hereunder, than seventy five percent (75%) of such "profits" (being defined as all income received by Lessee from a subtenant in excess of remodel, brokerage and other similar costs incurred in connection with the transaction) shall be payable to Lessor and the remaining twenty five percent (25%) shall be paid to Lessee. In the event Lessee sublets the Premises for occupancy during an Option Term and such sublet covers fifty one percent (51%) or more of the Demised Premises, such sublet shall be deemed an assignment for purposes of this Section 14.3 and subject to Lessor's right to either permit the subletting or terminate this Lease.
      The provisions of this Section 14.3 shall not apply in connection with any subletting by Lessee (i) to any corporation which owns or controls Lessee,
      (ii) to any corporation owned or controlled by Lessee, (iii) to any corporation owned or controlled by or affiliated with any corporation which owns or controls Lessee, (iv) to any corporation resulting from a consolidation or to the surviving corporation in case of a merger, to which consolidation or merger Lessee shall be a party, or (v) to a corporation to which all or substantially all of the assets of Lessee have been sold (any such entity referred to in (i) through (v) above being herein referred to as an "Affiliate").

                     ARTICLE 15. - MISCELLANEOUS PROVISIONS

15.1. SUBORDINATION. In the event the Demised Premises are subject to one or more mortgages or deeds of trust, Lessor agrees to deliver to Lessee on or before the commencement of the term of this Lease a Non-Disturbance, Attornment and Subordination Agreement executed by each such mortgagee or holder of said deed of trust in the form attached hereto as Exhibit C. If Lessor fails to deliver said Agreement to Lessee prior to the commencement of the term hereof, Lessee may, at its option, defer the payment of any and all rental due hereunder until said Agreement is delivered to Lessee. During such period of deferral, said rental shall accrue without interest. Lessee shall pay such accrued rent in full to Lessor within fifteen (15) days after Lessee's receipt of said Agreement in recordable form fully executed by each such Beneficiary.

      15.1.1. Lessee covenants that it will execute an agreement subordinating this Lease to any mortgage or deed of trust subsequently placed upon the Demised Premises in either the form attached hereto as Exhibit C or in such other form as may be requested by Lessor's mortgagee provided such other form in no way increases Lessee's liabilities or obligations hereunder or diminishes Lessee's rights hereunder. Lessor covenants that it will execute an agreement setting forth certain information regarding this Lease, as well as acknowledging certain rights of Lessee and any lender of Lessee, in the form attached hereto as Exhibit D.

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      15.1.2. From time to time (but not more than twice in any calendar year)
      upon not less than thirty (30) days prior written notice which shall be accompanied by a form of estoppel statement, each party shall execute, acknowledge and deliver to the other a statement in writing:

            a. certifying that this Lease is unmodified (except for any amendments specifically stated) and in full force and effect (or, if modified, that the same is in full force and effect as modified),

            b. setting forth the date of termination of the term of this Lease and the status of the exercise of any Option Terms,

            c. setting forth the then currently scheduled monthly rent payable under the Lease and the date to or through which rent has been paid,

            d. acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the other hereunder, or specifying such defaults if any are claimed, and

            e. acknowledging that such party has no claims or offsets against the other party, or specifying such claims or offsets if any are claimed.

      In addition to the foregoing, Lessee covenants and agrees to use good faith efforts to cooperate with Lessor in providing any additional information relating to the status of the Lease reasonably requested in connection with such estoppel. Any such estoppel statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Demised Premises are a part.

15.2. NO MERGER. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Demised Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, all or part of such fee estate and this Lease or the leasehold estate hereby created or any interest in this Lease, and this Lease shall not be terminated for any cause except as expressly provided in this Lease.

15.3. SURRENDER. Upon the expiration or earlier termination of this Lease, Lessee shall surrender the Demised Premises to Lessor in the same condition in which the Demised Premises was originally received from Lessor except as repaired, rebuilt, restored, altered or added to, as permitted by any provision of this Lease, and except for ordinary wear, tear or obsolescence. Lessee shall remove from the Demised Premises on or prior to such expiration or earlier termination all property situated thereon which is not owned by Lessor, and at its cost and expense shall repair any damage caused by such removal. Property not so removed shall become the property

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      of Lessor, and Lessor may thereafter cause such property to be removed from the Demised Premises and disposed of, but the cost of any such removal and disposition as well as the cost of repairing any damage caused by such removal shall be borne by Lessee.

15.4. BINDING EFFECT. This Lease may not be changed, modified or discharged except by a writing signed by Lessor and Lessee. All covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of Lessor and Lessee to the same extent as if each successor and assign were named as a party to this Lease.

15.5. HEADINGS. The headings contained in this Lease have been inserted for convenience only and shall not have the effect of modifying, amending or changing the express terms and provisions of this Lease.

15.6. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained shall, subject to the provisions of Article 14 of this Lease, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

15.7. NOTICES. All notices and demands of any kind which either party may be required or desire to make or serve upon the other party shall be made in writing and sent by certified or registered mail, return receipt requested, to the following addresses, which notices shall be deemed effective on either receipt or refusal of acceptance:

      To Lessor:  State of Wisconsin Investment Board
                  c/o Bristol Group, Inc.
                  400 Montgomery Street
                  San Francisco, California 94104
                  Attn: Jeffrey S. Kott

      Copy to:    State of Wisconsin Investment Board
                  Post Office Box 7842
                  Madison, Wisconsin 53707
                  Attention: Director of Real Estate

      To Lessee:  United Merchandising Corp.
                  2525 E. El Segundo Boulevard
                  El Segundo, California 90245
                  Attention: President or Secretary

      or to such other addresses as each party may from time to time request in writing as provided by the notice requirements set forth in this Section. From and after the date five (5) years from the commencement of the term of this Lease notices may also, or in lieu of the preceding requirement, be sent via overnight courier. Until Lessee receives written notice to the contrary from Lessor, rental payments hereunder shall be made payable to Bristol Group, Inc., at the address for Lessor set forth above.

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15.8.  LOCAL LAW TO APPLY. This Lease is governed by the law of the State of
       California and any question arising hereunder shall be construed or determined according to such law.

15.9.  TIME IS OF THE ESSENCE. Time is of the essence of this Lease.

15.10. No Waiver. No delay or omission in the exercise of any right or remedy of Lessor on any default by Lessee shall impair such right or remedy or be construed as a waiver.

       No act or conduct of Lessor, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Lessee before the expiration date of the Term. Only a notice from Lessor to Lessee shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

       Lessor's consent to or approval of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent to or approval of any subsequent act by Lessee.

15.11. LIABILITY OF LESSOR AND RELEASE. In the event of any sale of the Demised Premises by Lessor, Lessor shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale. Lessor agrees to deliver to Lessee an agreement signed by any person or persons who may purchase all of any part of Lessor's interest in the Demised Premises, which agreement shall formally recognize and accept all of Lessor's obligations, responsibilities and duties hereunder occurring from and after the date of the sale. Lessor's liability hereunder, including any liability of Lessor prior to any transfer of the Premises, shall be limited to Lessor's interest in the Premises, not to exceed Ten Million and no/100 Dollars ($10,000,000.00), including, without limitation, any and all income produced therefrom and the proceeds of any sale and the proceeds of any insurance policies which cover all or any of the Premises up to, but not in excess of Ten Million and no/100 Dollars ($10,000,000.00). At no time shall Lessor, nor any trustee, officer, director, shareholder, partner, agent, representative or holder of any beneficial interest in Lessor have or incur any personal liability whatsoever with respect to this Lease.

15.12. FINANCIAL STATEMENTS. Lessee will, upon request of Lessor (but not more frequently than once per annum), provide its most current audited financial statements to Lessor prepared under generally accepted accounting principles consistently applied and signed by either an officer of Lessee or by a representative of a nationally accepted accounting firm.

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15.13. LATE CHARGE. If Lessee fails to pay any rent or additional charges when due, and such failure occurs more than one time in any calendar year, then, if for any subsequent late payments during such calendar year, such unpaid amounts shall be subject to a late payment charge equal to five percent (5%) of the unpaid amounts in each instance. The late payment charge has been agreed upon by Lessor and Lessee, after negotiation, as liquidated damages and a reasonable estimate of the additional administrative costs and detriment that will be incurred by Lessor as a result of any such failure to pay by Lessee, the actual costs thereof being extremely difficult if not impossible to determine.

15.14. LESSOR'S RIGHT TO PERFORM AND RIGHT TO ENTER. In connection with Lessor's right to enter the Premises to determine whether Lessee is complying with its obligations under Section 4.5, Lessor shall have the right to inspect the Premises, upon reasonable prior notice to Lessee and provided such inspection can be completed without interference to Lessee's use and enjoyment of the Premises. Lessor reserves for itself and its agents the right to enter the Demised Premises at all reasonable times, and upon reasonable prior notice to Lessee, to inspect the Demised Premises, to show the Demised Premises to prospective purchasers, mortgagees, beneficiaries, to post notices of non-responsibility, to determine whether Lessee is complying with its obligations under this Lease, and to perform any obligations, if any, required hereunder on the part of Lessor. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Demised Premises, any right to abatement of rental or additional charges, or any other loss occasioned by Lessor's exercise of any of its rights under this Section 15.15 provided Lessor shall act diligently and use its best efforts to minimize any interferences with, or interruption of, Lessee's business.

15.15. LESSEE'S QUITCLAIM. upon Lessee's receipt of the written request of Lessor after the expiration of the Lease and any extensions thereof, or upon the earlier termination thereof as provided herein, Lessee shall execute in recordable form and deliver to Lessor a quitclaim deed in favor of Lessor conveying all of Lessee's right, title and interest in and to the Demised Premises as defined herein.

15.16. INVALIDITY. In the event that any provision of this Lease shall be held invalid, void, illegal or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, impair or invalidate the remaining provisions of this Lease which shall remain in full force and effect.

15.17. HOLD OVER. Should Lessee hold over the Demised Premises, or any part thereof, after the expiration or earlier termination of the term of this Lease, unless otherwise agreed to in writing, such holding over shall constitute and be construed as a tenancy from month to month only, cancellable upon thirty (30) days written

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            notice. All obligations and duties imposed by this Lease upon Lessor and Lessee shall remain the same during any such period of occupancy, with the exception that the minimum rent for such hold over tenancy shall be increased to one hundred fifty percent (150%) of the minimum rent during the last year of the term or extended term hereof. Acceptance of rental by Lessor shall not result in a renewal of this Lease. If Lessee fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Lessor, Lessee shall be liable for losses directly incurred by Lessor in connection with such holding over.

      IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first above written.

                                           State of Wisconsin Investment Board,
                                           an independent agency of the
                                           State of Wisconsin

                                           By /s/ Patricia Lipton
                                              ----------------------------------
                                              Patricia Lipton
                                           Title: Executive Director

                                           UNITED MERCHANDISING CORP.,
                                           a California corporation

                                           By Steven G. Mills
                                              ----------------------------------
                                                                       President

                                           By Kathleen Reid Seidner
                                              ----------------------------------
                                                                       Secretary

                                                                          Lessee

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                                    Exhibit A

                                Legal Description

PARCEL NO. A:

THE NORTH 208 FEET OF THE WEST 208 FEET OF LOT 8 OF ARROWHEAD VINEYARD TRACT NO. 1, IN THE CITY OF FONTANA, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS PER PLAT RECORDED IN BOOK 16 OF MAPS, PAGE 69, RECORDS OF SAID COUNTY.

TOGETHER WITH THAT PORTION OF REDWOOD AVENUE (MC GUIRE AVENUE) ABANDONED BY RESOLUTION NO. 90-210 OF THE CITY COUNCIL OF FONTANA, RECORDED NOVEMBER 5, 1990, INSTRUMENT NO. 90-443227, OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

BEING A PORTION OF REDWOOD AVENUE, FORMERLY KNOWN AS COLORADO AVENUE, OF ARROWHEAD VINEYARD TRACT NO. 1, IN THE CITY OF FONTANA, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS PER PLAT RECORDED IN BOOK 16 OF MAPS, PAGES 69, RECORDS OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE WEST LINE OF LOT 8 OF SAID TRACT, WHICH BEARS SOUTH 00 DEG. 15' 57" WEST, 46.93 FEET FROM THE NORTHWEST CORNER OF SAID LOT; THENCE SOUTH 00 DEG. 15' 57" WEST, 110.65 FEET ALONG SAID WEST LINE TO A POINT ON A NON-TANGENT CURVE CONCAVE EASTERLY AND HAVING A RADIUS OF 368.00 FEET, A RADIAL LINE OF SAID CURVE THROUGH SAID POINT BEARS SOUTH 82 DEG. 56' 41" WEST, THENCE NORTHERLY 47.02 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 7 DEG. 19' 16" TO A LINE THAT IS PARALLEL WITH AND 3.00 FEET WEST OF THE WEST LINE OF SAID LOT; THENCE NORTH 00 DEG. 15' 57" EAST, 60.74 FEET ALONG SAID PARALLEL LINE; THENCE NORTH 45 DEG. 10' 12" EAST, 4.25 FEET TO THE POINT OF BEGINNING.

PARCEL NO. B:

LOT 13, TRACT NO. 13596, IN THE CITY OF FONTANA, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS PER PLAT RECORDED IN BOOK 212 OF MAPS, PAGES 99 THROUGH 105, INCLUSIVE, RECORDS OF SAID COUNTY, AND AS AMENDED BY CERTIFICATE OF CORRECTION RECORDED OCTOBER 31, 1990, INSTRUMENT NO. 90-435126, OFFICIAL RECORDS.

                                 [PLAN DRAWING]

                                    EXHIBIT B

Big 5, Fontana, CA
12-28-95 (1)

Recorded at the request of
UNITED MERCHANDISING CORP., and
to be mailed after recording to:

United Merchandising Corp.
Attn.: W. Huff
Legal Department
P.O. Box 92088
Los Angeles, California 90009

                                    EXHIBIT C

                           NON-DISTURBANCE, ATTORNMENT

                           AND SUBORDINATION AGREEMENT

      United Merchandising Corp., a California corporation, ("Lessee") has entered into a lease (the "Lease") dated March 5, 1996, with

("Lessor") of the premises commonly known as , and more particularly described in Exhibit A attached hereto (the "Demised Premises").

("Beneficiary") is the holder of the beneficial interest under a Deed of Trust dated____________________, recorded in the Official Records in the County of , State of______________________________as Instrument No. ______________________
in Book No. __________Page _________ on ____________________________on said
Demised Premises (the "Deed of Trust"). Lessee and Beneficiary desire hereby to establish certain rights, safeguards, obligations and priorities with respect to their respective interests by means of the following non-disturbance, attornment and subordination agreements.

      NOW, THEREFORE, the parties hereto covenant and agree as follows:

1. Provided the Lease is in full force and effect and there are no defaults by Lessee in the payment of rent thereunder, then:

      1.1. The right of possession of Lessee to the Demised Premises and Lessee's rights arising out of the Lease shall not be affected or disturbed by Beneficiary in the exercise of any of its rights under the Deed of Trust or the Note secured thereby.

      1.2. Lessee shall not be named in any foreclosure action related to the Deed of Trust.

                                      C-1-
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Big 5, Fontana, CA
12-28-95 (1)

      1.3. In the event that Beneficiary or any other person acquires title to the Demised Premises pursuant to the exercise of any remedy provided for in the Deed of Trust or under the laws of the state in which the Demised Premises are located, the Lease shall not be terminated or affected by said foreclosure or sale resulting from any such proceeding; and Beneficiary hereby covenants that any sale by it of the Demised Premises pursuant to the exercise of any rights and remedies under the Deed of Trust or otherwise, shall be made subject to the Lease and the rights of Lessee thereunder; and Lessee covenants and agrees to attorn to Beneficiary or such other person as its new lessor; and the Lease shall continue in full force and affect as a direct lease between Lessee and Beneficiary or such other person, as Lessor, upon all the terms, covenants, conditions and agreements set forth in the Lease between Lessee and Lessor. However, in no event shall Beneficiary or such person be:

            1.3.1. liable for any act or omission of Lessor, except for those acts or omissions for which Lessee has given Beneficiary notice thereof prior to said foreclosure or sale;

            1.3.2. bound by any payment of rent made by Lessee for periods extending beyond the date of said foreclosure or sale except for those rental payments provided for under the Lease;

            1.3.3. bound by any amendment to the Lease made subsequent to the date of this Agreement without the written consent of Beneficiary, which consent shall not be unreasonably withheld or withheld for the purpose of effectuating a change in terms to the Deed of Trust. Beneficiary hereby consents to any such subsequent amendment if the primary purpose of such amendment is to provide for the expansion or remodeling of the Demised Premises or an extension of the primary term or option periods, so long as there is no decrease in the minimum rent payable under the Lease.

            Notwithstanding the foregoing, the rights and obligations of lessee and Beneficiary, respectively, upon such attornment shall, to the extent of the then remaining balance of the term of the Lease, including any renewals or extensions thereof, be the same as now set forth in the Lease and by this reference the Lease is incorporated herein as part of this Agreement.

      1.4. Beneficiary agrees that in the event of casualty or condemnation, insurance or condemnation proceeds shall be used for the purpose of reconstruction in the circumstances set forth in the Lease and subject to the provisions of the Lease.

2. The Lease shall be subject and subordinate to the lien of the Deed of Trust and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any renewals, extensions,

                                      C-2-
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Big 5, Fontana, CA
12-28-95 (1)

      modifications or replacements thereof, not inconsistent with Paragraph 1 of this Agreement.

3. Any notices or other communication required or desired to be given by one party to the other party hereto shall be given in writing by mailing the same by certified United States Mail, return receipt requested, postage prepaid, addressed as follows:

      To Lessee:          United Merchandising Corp.
                          2525 E. El Segundo Boulevard
                          El Segundo, California 90245
                          Attention: President or Secretary

      To Beneficiary:     _________________________________

                          _________________________________

                          _________________________________

                          _________________________________

      or to such other addresses as the respective parties may from time to time designate by notice given as provided in this Agreement.

4. This Agreement may not be modified other than by an agreement in writing signed by the parties hereto or by their respective successors in interest.

5. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

6. The foregoing provisions shall be self operative and effective without the execution of any further instruments on the part of either parry hereto.

7. Should Beneficiary cease to have a beneficial interest under the Deed of Trust, Beneficiary shall give prompt written notice to Lessee of the reconveyance, assignment or other form of termination of said beneficial interest.

                                      C-3-

Big 5, Fontana, CA
12-28-95 (1)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed this _________ day of ________, 19_______.

                                           By___________________________________
                                           Title:

                                           By___________________________________
                                           Title:

                                                                     BENEFICIARY

                                           UNITED MERCHANDISING CORP., a
                                           California corporation

                                           By___________________________________
                                                                       President

                                           By___________________________________

                                                                       Secretary

                                                                          LESSEE

                                      C-4-

                                    Exhibit D

                         FORM OF LANDLORD'S CERTIFICATE

                               _____________,199__

[LANDLORD]
______________
______________

      Re: Lease dated March 5, 1996, as amended(the "Lease"), between _______, a _________ (the "Landlord"), and United Merchandising Corp., a California corporation (the Tenant")

            Premises:    BIG 5 Fontana Warehouse
                         7351 McGuire Avenue
                         Fontana, California (the "Premises")

Gentlemen:

The undersigned Landlord, the owner of the above described Premises and the holder of the Lease, has been advised by Tenant that Tenant has granted a security interest in personal property located on the Premises to General Electric Capital Corporation ("GE Capital"), as agent for itself and certain other lenders under Credit Agreement among Tenant, GE Capital and the other lenders party thereto, and GE Capital, as agent. The undersigned for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the undersigned, hereby consents, agrees, certifies and confirms as follows:

1.    The information set forth below is correct:

      a.    Commencement Date
            of the Lease:                                [Date]

      b.    Current annual
            minimum rent payable:                        [$Amount]

      c.    Month and date through which minimum
            rent, and all other sums due and payable
            to Landlord, have been paid:                 [Date]

2. The Lease is in full force and effect and represents the entire agreement between Landlord and Tenant, and the Lease as originally executed has not been modified, changed, altered or amended in any way.

                                                                         1/26/96
                                                  FORM OF LANDLORD'S CERTIFICATE

[LANDLORD]

_______________,199___
2

3. Tenant is not in default under the Lease, and to the best of Landlord's knowledge, there has not occurred any event which, by lapse of time or otherwise, would constitute a default by Tenant under the Lease.

4. Landlord hereby consents to the granting by Tenant of any liens on or security interests in Tenant's personal property located on the Premises. Landlord agrees to permit the entry and occupancy, by the holders ("Holder") of such liens or security interests and their representatives, onto the Premises for a period not exceeding sixty (60) consecutive days for the proposes of removing, selling or otherwise disposing of merchandise, inventory, equipment, furniture, trade fixtures and other personal property of Tenant (but excluding fixtures in which Landlord has an interest as hereinafter described) subject to such liens or security interests so long as Holder agrees: (a) to promptly repair any physical damage to the Premises actually caused by the conduct of such removal (ordinary wear and tear excluded); (b) to pay Landlord the rent and other monetary amounts due under the lease or, in the case where the Lease has been terminated, those amounts that would have became due under the Lease if the Lease were still in effect (including, without limitation, any amounts due for payment of taxes, utilities or maintenance) for the actual period of occupancy by such holder, pro-rated on a per diem basis determined on a 30-day month (provided that such amounts paid to Landlord would exclude any adjustments under the Lease for default, holdover status or other similar charges, if any); and (c) to provide and retain liability and property insurance coverage and utilities to the extent required by the Lease; provided, that (i) if Holder is prohibited, by reason of the commencement of any bankruptcy case or insolvency proceedings by or against Tenant, from entering upon the Premises or from enforcing its liens or security interest, then, at Holder's option, such 60-day period shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining in such period, and (ii) Holder would not be liable for any delinquent rent or other amounts owing by Tenant under the Lease or for any diminution in value of the Premises caused by the absence of any such personal property actually removed or by any necessity of replacing such personal property. Notwithstanding anything herein to the contrary, in no event shall Holder's right to enter or occupy the Premises pursuant to this Certificate extend beyond sixty (60) days from the date of termination of the term of the Lease, and at any time thereafter Landlord shall have the right to have any personal property of Tenant that may be located upon the Premises removed from the Premises in accordance with the terms of the Lease and applicable law. Any reference in this Certificate to Tenant's "trade fixtures" or "personal property" shall not mean or include any fixtures or equipment which are an integral part of the buildings and improvements comprising the Premises for purposes of their use and operation as an office, warehouse and distribution facility or which cannot be

                                                                         1/26/96
                                                  FORM OF LANDLORD'S CERTIFICATE

[LANDLORD]

__________,199 ___
3

      removed without material damage to such buildings and improvements (which, by way of example, shall include all HVAC and mechanical systems, conveyor systems, loading docks, load leveler systems, carpeting and wall coverings), and, as used herein, any references to Tenant's "fixtures" or "personal property" shall mean and be limited to those items that are attached to or used in the buildings and improvements comprising the Premise solely for the purpose of Tenant conducting its business therein and which can be removed without material damage to such buildings and improvements (including, by way of example, Tenant's satellite communication equipment, music and intercom systems, security system and racking systems).

5. With respect to any financing provided by any bank or other institutional lender or investor to Tenant now or hereafter, existing, and which is secured by any such personal property, Landlord hereby subordinates to any lien or security interest securing such financing, any statutory or contractual lien that Landlord may have with respect to the merchandise, inventory, furniture, trade fixtures and other personal property of Tenant, whether now located on or about the Premises or hereafter brought thereout.

6. No action to which Landlord consents under this document shall constitute a default under the Lease, permit Landlord to terminate the Lease or reenter or repossess the Premises or otherwise provide the basis for the exercise of any remedy by Landlord.

                                                                         1/26/96
                                                  FORM OF LANDLORD'S CERTIFICATE

[LANDLORD]

______________,199__
4

7. Landlord hereby agrees to provide GE Capital, concurrently with the issuance to Tenant, a copy of all notices of default delivered to Tenant. Landlord further agrees to accept from GE Capital any payment or performance tendered or made by GE Capital to cure any such default (including, without limitation, all payment defaults), it being understood that GE Capital shall have no obligation to cure any such default.

            Notices to GE Capital should be sent to:

            Mr. Steven C. Bierman
            General Electric Capital Corporation
            350 South Beverly Drive, Suite 200
            Beverly Hills,California 90212

                                           Sincerely,

                                           UNITED MERCHANDISING CORP.

                                           Kathleen Reid-Seidner
                                           Vice President and Secretary

Acknowledged this ____day of__________, 199_

WITNESSES:                                 LANDLORD:

____________________                       ____________________

____________________                       By:________________

                                           Title:_____________

                                                                         1/26/96
                                                  FORM OF LANDLORD'S CERTIFICATE